Exhibit 10.2

PBIB CORPORATION
2500 Eastpoint Parkway
Louisville, Kentucky 40223

September 30, 2015

W. Glenn Hogan
2500 Eastpoint Parkway
Louisville, Kentucky 40223

Dear Mr. Hogan:

You have agreed to purchase $1,333,333 face amount of shares of the capital securities issued by Porter Statutory Trust IV (the “Securities”) effective on or before September 30, 2015.

You agree, immediately upon completing your purchase of the Securities, to transfer the Securities by book-entry delivery to PBIB Corporation, a Kentucky corporation (“PBIB”) and wholly owned subsidiary of Porter Bancorp, Inc. (“Porter”), and in exchange, PBIB will transfer to you by book-entry delivery 400,000 newly issued Common Shares of Porter (the “Shares”).

You understand and acknowledge that the Shares have not been registered under federal and applicable state securities laws and may not be sold or transferred by you unless so registered or subject to an exemption from registration under federal and applicable state securities laws.  Neither PBIB nor Porter is under any obligation to register the Shares for resale.  You further understand and acknowledge that the Shares will be “restricted securities” within the meaning of Rule 144 under the federal Securities Act of 1933, as amended, and any stock certificates issued to represent the Shares will bear a legend to that effect.

Each of us will be responsible for its own expenses relating to any aspect of this Agreement.

This Agreement constitutes our entire agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  The terms of this Agreement may only be amended or modified only by a written agreement signed by each party hereto.

This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Commonwealth of Kentucky.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the Commonwealth of Kentucky in each case located in the county of Jefferson, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

This Agreement may be executed via facsimile or electronic mail transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.

Please countersign in the space provided below and return a fully executed copy to PBIB.  Upon such countersignature, this Agreement shall take effect as of the date on the first page.

Very truly yours,

PBIB CORPORATION

By:	PORTER BANCORP, INC., its sole
shareholder

By:	/s/ John T. Taylor
Name: John T. Taylor
Title: Chief Executive Officer

W. GLENN HOGAN

By:	/s/ W. Glenn Hogan
Name: W. Glenn Hogan
Title: Director

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